                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934

                                  July 9, 2003

                             ADVA International Inc.

                                    Delaware
                  State or other jurisdiction of incorporation

          0-16341                                        16-1284228
    Commission file number                    I.R.S. Employee Identification No.

                             454 South Anderson Road
                         Rock Hill, South Carolina 29730

                                  803.730.5210

________________________________________________________________________________

                                EXPLANATORY NOTE

Global Information Group USA, Inc. ("GIG") is a development stage company and the wholly owned subsidiary of ADVA International Inc. ("ADVA" or the
"Company"). GIG is in the field of 3D graphics technology.

The Board of Directors ("the Board") initiated an independent technical survey of the GIG source code in order to ascertain which technical capabilities remain viable in the current market space for 3D graphics technology. The results of this study and further market research by the Board has indicated that, given both the enormous technological advances in competitors' 3D software and current market conditions, the funding required to complete development and market GIG
3D technology into a compatible and competitive product is not readily available to ADVA, nor will it be for the foreseeable future. It is therefore the opinion of the Board of Directors that pursuing the current ADVA/GIG business plan is not in the best interests of the shareholders.

Based on this decision, the Board has been researching and reviewing various alternative business options for ADVA. A business opportunity involving new technology as presented by Data Factor, LP has undergone a preliminary review by the Board of Directors. This technology is in the form of a set of proprietary algorithms and computer code for use in the encryption of data, secure network and telephony systems. The ADVA Board of Directors has agreed to a Letter of
Intent with Data Factor, LP as submitted to the ADVA Board in its final form on
6/24/03 (the "LOI") with the understanding that this acceptance is dependent upon ADVA's success in raising funds for this venture, and for other activities required by the Company to continue operations.

The Letter of Intent sets forth the terms of a Technology License Agreement which is dependent, in part, on ADVA's ability to raise funds in the short term, as well as other longer term factors. A worldwide exclusive license for the development and marketing of encryption products is the contemplated result. If
ADVA fails to secure the required funding in a timely manner, or if either party decides, for any reason, against moving forward with the Agreement contemplated in the LOI, neither Data Factor LP nor the Company is liable in any way to the other.

It should be noted that this business opportunity is the direct result of discussions with a company in which one of the ADVA Directors is a Limited
Partner. To avoid any possible conflict of interest, said Director has recused himself from the deliberations and abstained from the Board's votes concerning this matter.

ADVA International Inc. is currently in default on its loan arrangements, several contracts with its consulting staff and payments to other vendors. The
Board is negotiating on such cases for further time to resolve these issues until which time they can be paid in full. The Board anticipates that these outstanding financial obligations may be paid from either new funding or failing that, proceeds realized from asset sales, if any can be produced. The Company is currently being guided solely by the Board of Directors until sufficient funds can be realized to attract and pay management staff.

Through this transition period and until funding for the new Data Factor initiative may be forthcoming, ADVA's estimated expenditures in personnel, consultant fees and overhead have been reduced significantly. There is no guarantee that new funding will be realized and without such funding ADVA will be forced to cease operations.

The Company anticipates that it will file its fiscal Q3 results as a part of the filing of the company's Form 10KSB, as soon as sufficient funds are available to do so.

The following exhibits are filed with this Current report on Form 8-K.

Exhibit No.                 Description

1.0                         Data Factor Letter of Intent

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                For: ADVA International Inc.

Date: 07/09/03                                  By:  /s/ Ernst R. Verdonck
                                                         Ernst R. Verdonck
                                                         - Chairman of the Board